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                               KOO KOO ROO, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      OF KOO KOO ROO, INC. FOR THE SPECIAL MEETING ON SEPTEMBER   , 1998

  The undersigned hereby constitutes and appoints A. William Allen, III, William M. McKay and Ronald D. Garber, his true and lawful agent and proxy with full power of substitution to represent, and to vote the shares of the undersigned at the Special Meeting of Stockholders of Koo Koo Roo, Inc. to be
held at        at           a.m. and at any adjournment or postponement
thereof on all matters coming before said meeting.

  This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the stated proposals.


                               SEE REVERSE SIDE
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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE STATED PROPOSALS

                                                                     Please mark
                                                                     your votes
                                                                     as in this
                                                                       example.
                                                                         [X]




1. To approve and adopt the Agreement and Plan of     FOR     AGAINST    ABSTAIN
   Merger (the "Merger Agreement"), dated as of       [_]       [_]        [_]
   June 9, 1998, by and among Family Restaurants,
   Inc. ("FRI"), FRI-Sub, Inc. ("Merger-Sub") and
   Koo Koo Roo, Inc. ("KKR"), pursuant to which
   Merger-Sub will be merged with and into KKR with KKR being the surviving corporation in the merger (the "Merger") and becoming an indirect wholly owned subsidiary of FRI.



2. To approve any proposal to adjourn the Special     FOR     AGAINST    ABSTAIN
   Meeting in the event that the Chairman of the      [_]       [_]        [_]
   Special Meeting determines, in his sole
   discretion, that such adjournment is necessary or appropriate.


In their discretion, the proxyholders are authorized to vote upon all matters incident to the conduct of the Special Meeting and such others matters, if any, as may properly come before the Special Meeting or any postponement or adjournment thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING
AND THE PROXY STATEMENT/PROSPECTUS DATED AUGUST   , 1998 RELATING TO THE
SPECIAL MEETING.

PLEASE SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE RETURN ENVELOPE whether or not you expect to attend the Special Meeting. You may nevertheless vote in person if you do attend.

       , 1998


Signature _______________________________   Date ______________________________
Signature if held jointly _______________   Date ______________________________
Note: Please sign this proxy exactly as name appears herein. If shares are held by joint tenants, both should sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others signing in a representative capacity should indicate the capacity in which they are signing.
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